CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 23, 2005, accompanying the consolidated financial statements of UQM Technologies, Inc. included in the Annual Report on Form 10-K for the year ended March 31, 2005, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Denver, Colorado

July 22, 2005